UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2010

HealthMarkets, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-14953	75-2044750
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9151 Boulevard 26, North Richland Hills, Texas	76180
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 255-5200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e) On August 27, 2010, the Board of Directors of HealthMarkets, Inc. (the “Company”) approved the appointment of K. Alec Mahmood as the Company’s Senior Vice President and Chief Financial Officer, effective October 1, 2010. Mr. Mahmood will replace Steven P. Erwin, the Company’s Executive Vice President and Chief Financial Officer, who has announced his intention to step down from that position, effective October 1, 2010. Mr. Erwin, age 67, who has served as the Company’s Chief Financial Officer since September 30, 2008, will remain employed by the Company until December 31, 2010 and will serve in an advisory capacity between October 1, 2010 and December 31, 2010 (the “Transition Period”), to ensure a smooth transition of responsibilities to Mr. Mahmood.

In connection with Mr. Erwin’s decision to step down and the transition of responsibilities from Mr. Erwin to Mr. Mahmood, the Company and Mr. Erwin have agreed to enter into a letter agreement amending the terms of Mr. Erwin’s employment agreement to address, among other things, the modification of his responsibilities during the Transition Period. The foregoing summary is qualified in its entirety by reference to such letter agreement, a copy of which is attached hereto as Exhibits 10.1 and is incorporated herein by reference.

Mr. Mahmood, age 40, currently serves as the Company’s Senior Vice President, Financial Planning & Analysis. He also serves as Senior Vice President, Financial Planning & Analysis, and a member of the Board of Directors, of the Company’s principal insurance subsidiaries – The MEGA Life and Health Insurance Company, Mid-West National Life Insurance Company of Tennessee and The Chesapeake Life Insurance Company. Mr. Mahmood joined the Company in May 2007 as Senior Vice President of Budget, Planning and Analysis and has played a key management role in the Company’s finance group since that time. Between 2005 and 2007, Mr. Mahmood served as Chief Operating Officer and Chief Financial Officer, Medicaid Division (Healthcare USA) and General Manager, Medicare Special Needs Plans Division for Coventry Health Care, Inc. Mr. Mahmood served as Vice President of Financial Operations of Ardent Health Services from 2003 to 2005. From 1999 to 2003, Mr. Mahmood served in various roles at Health Net, Inc., including as Chief Financial Officer of Health Net’s Arizona Division and of its behavioral health subsidiary, MHN. Mr. Mahmood earned his Masters of Health Administration from the University of Southern California and earned a B.A. in History from Creighton University.

The terms of Mr. Mahmood’s employment agreement and compensation arrangements with the Company are not expected to change as a result of his promotion to Chief Financial Officer.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1	Letter Agreement, dated as of August 27, 2010, amending the terms of the Employment Agreement between HealthMarkets, Inc. and Steven P. Erwin.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HEALTHMARKETS, INC.

By: /s/ B. Curtis Westen
        Name: B. Curtis Westen
        Title: Executive Vice President
                 & General Counsel

Dated: August 31, 2010

EXHIBIT INDEX

Exhibit No.          Description

10.1	Letter Agreement, dated as of August 27, 2010, amending the terms of the Employment Agreement between HealthMarkets, Inc. and Steven P. Erwin.